CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 30, 2020, relating to the financial statements and financial highlights of Vericimetry Funds comprising Vericimetry U.S. Small Cap Value Fund for the year ended September 30, 2020.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

January 24, 2022